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                                                                     Exhibit 8.1

                          EMPRESAS ICA, S.A.B. DE C.V.
                                    20-F 2006
                            SIGNIFICANT SUBSIDIARIES

      The following table sets forth our significant subsidiaries as of December 31, 2007, including the principal activity, domicile, ownership interest and percentage of voting power held by us:

                                                                                                           OWNERSHIP     VOTING
                                                                                                           INTEREST   POWER HELD
                   SUBSIDIARY                                 PRINCIPAL ACTIVITY              DOMICILE        (%)         (%)
                   ----------                         ----------------------------------   -------------   ---------   ----------
Constructoras ICA, S.A. de C.V. ..................      Construction                             Mexico         100         100

Controladora de Operaciones de Infraestructura,
   S.A. de C.V. ..................................      Real estate and concessions              Mexico         100         100

Promotora e Inversora ADISA, S.A. de C.V. ........      Real estate and heavy construction       Mexico         100         100

Controladora de Empresas de Vivienda,
   S.A. de C.V. ..................................      Housing development                      Mexico         100         100

ICATECH Corporation...............................      International holding company        United States      100         100

Grupo Rodio Kronsa, S.A. .........................      Sub-soil construction                    Spain           50          50

Ingenieros Civiles Asociados, S.A. de C.V. .......      Heavy and urban construction             Mexico         100         100

ICA -  Fluor Daniel, S. de R.L. de C.V. ..........      Industrial construction                  Mexico          51          51

ICA Panama, S.A. .................................      Highway construction concessionaire      Mexico         100         100

Constructora Internacional de Infraestructura,
   S.A. de C.V. ..................................      Consortium for the construction          Mexico          75          75
                                                        of the El Cajon hydroelectric
                                                        project

Grupo Aeropotuario del Centro Norte,
   S.A. de C.V. ..................................      Airport operations                       Mexico          52          56*


Constructora de Proyectos Hidroelectricos, S.A.
   de C.V. / Constructora Hidroelectrica la Yesca,
   S.A. de C.V. ..................................      Consortia for the construction           Mexico          67          67
                                                        of the La Yesca hydroelectric
                                                        project

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*    Directly and through our interest in SETA.